Exhibit 99.2

Q2 2026 SUPPLEMENTAL

TABLE OF CONTENTS 2 Q2 2026 Earnings Release p. 3 Capitalization p. 11 Debt Summary p. 12 Capital Investments p. 13 Portfolio Summary p. 14 Seaport NYC Detail p. 15 Seaport NYC Leasing or Programming Activity p. 16 2026 Statement of Operations p. 17 2025 Statement of Operations p. 18 Statement of Operations YoY Change p. 19 Q2 2026 Segment Operating EBITDA p. 20 Q2 2025 Segment Operating EBITDA p. 21 Q2 Segment Operating EBITDA YoY Change p. 22 Asset Based Value Components p. 23 Contact Information p. 24 Safe Harbor and Key Terms and References p. 25

SEAPORT ENTERTAINMENT GROUP REPORTS SECOND QUARTER 2026 RESULTS NEW YORK, NY, August 5, 2026 – Seaport Entertainment Group Inc. (NYSE: SEG) (“Seaport Entertainment Group,” “SEG,” “we,” “our," or the “Company”) announced today its operating and financial results for the quarter ended June 30, 2026. “The second quarter was our strongest to date, with each business segment profitable for the first time in our two-year history. Our emphasis on delivering unique in-person experiences through a growing events calendar and increased set of offerings are resulting in more visitors, more energy, and more reasons to return to our destinations,” said Matt Partridge, President and Chief Executive Officer of Seaport Entertainment Group. “With the upcoming opening of Balloon Museum at the Tin Building, the Las Vegas Aviators once again positioned for a playoff run, and an exciting pipeline of new concepts and activations coming to both New York and Las Vegas, we believe the progress we’ve made is building momentum to deliver long-term value for our communities, shareholders and partners.” Recent Updates ▪ Successfully opened Sadie’s and Sadie’s Garden Bar in the Seaport, with Sadie’s Garden Bar generating a 125% increase in year-over-year revenue compared to non-SEG managed operations in the prior year. ▪ Hosted the 50th annual Macy's 4th of July Fireworks® at the Seaport as part of America's 250th anniversary celebrations. ▪ Appointed Rebecca Sachs as Chief Administrative Officer and Corporate Secretary. ▪ The Las Vegas Aviators clinched a spot in the 2026 Pacific Coast League Playoffs, marking their second consecutive appearance in the MiLB Triple-A Playoffs. ▪ Finalized the lease termination with Nike and received $3.7 million in accelerated rent and termination fees; the Company regained possession of the space, enabling the commencement of its buildout of the Pier 17 Event Space. ▪ Net Loss Attributable to Common Stockholders improved 29.2% year-over-year to ($10.5) million and, on a per share basis, improved 29.3% year-over-year to ($0.82) per basic and diluted share. ▪ Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders improved 104.3% year-over-year to $0.3 million and, on a per share basis, improved 103.4% to $0.02 per basic and diluted share. Select Year-to-Date 2026 Results ▪ Completed the sale of the 250 Water Street development site for $143.0 million in February 2026, generating net proceeds of $76.1 million after repaying $61.3 million of variable-rate debt and closing costs. ▪ Executed a five-year lease with Lux Entertainment to open its U.S. flagship of Balloon Museum, the award-winning interactive contemporary art experience, in the Tin Building. ▪ Announced a 10-year management and lease agreement with Brooklyn-based arts, culture, and hospitality company, Public Service, the creative and curatorial team behind Public Records. ▪ The Rooftop at Pier 17 named by the 2026 Rolling Stone Audio Awards as the Best Outdoor Music Venue in the country.

- Leased or programmed occupancy of the Seaport neighborhood at 89%.
- Net Loss Attributable to Common Stockholders increased (16.9%) year-over-year to ($54.6) million and, on a per share basis, increased (16.0%) year-over-year to ($4.27) per basic and diluted share.
- Non-GAAP Adjusted Net Loss Attributable to Common Stockholders improved 41.8% year-over-year to ($17.6) million and, on a per share basis, improved 42.4% to ($1.37) per basic and diluted share.

Quarterly Results

The table below provides a summary of the Company's unaudited consolidated operating and financial results for the three months ended June 30, 2026 and June 30, 2025:

		For the Three Months Ended June 30, 2026		For the Three Months Ended June 30, 2025		*Variance to Comparable Period in Prior Year*	
Total revenues	$	34,290	$	39,801	*$*	*(5,511)*	*(13.8%)*
Net loss	$	(10,108)	$	(14,424)	*$*	*4,316*	*29.9%*
Net loss attributable to common stockholders	$	(10,458)	$	(14,774)	*$*	*4,316*	*29.2%*
Net loss attributable to common stockholders per share	$	(0.82)	$	(1.16)	*$*	*0.34*	*29.3%*
Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders[1]	$	320	$	(7,415)	*$*	*7,735*	*104.3%*
Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share[1]	$	0.02	$	(0.58)	*$*	*0.60*	*103.4%*

Note: $ in thousands, except per share data.

[1] The Company's Non-GAAP measures being presented are unaudited. See the "Non-GAAP Financial Measures" and "Reconciliation of Net Loss to Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders" sections in this press release for a discussion and reconciliation of net income (loss) attributable to common stockholders to non-GAAP financial measures, including Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share.

Year-to-Date Results

The table below provides a summary of the Company's unaudited consolidated operating and financial results for the six months ended June 30, 2026 and June 30, 2025:

		For the Six Months Ended June 30, 2026		For the Six Months Ended June 30, 2025		*Variance to Comparable Period in Prior Year*	
Total revenues	$	47,027	$	55,870	*$*	*(8,843)*	*(15.8%)*
Net loss	$	(53,861)	$	(45,962)	*$*	*(7,899)*	*(17.2%)*
Net loss attributable to common stockholders	$	(54,561)	$	(46,662)	*$*	*(7,899)*	*(16.9%)*
Net loss attributable to common stockholders per share	$	(4.27)	$	(3.68)	*$*	*(0.59)*	*(16.0%)*
Non-GAAP Adjusted Net Loss Attributable to Common Stockholders[1]	$	(17,560)	$	(30,173)	*$*	*12,613*	*41.8%*
Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share[1]	$	(1.37)	$	(2.38)	*$*	*1.01*	*42.4%*

Note: $ in thousands, except per share data.

[1] The Company's Non-GAAP measures being presented are unaudited. See the "Non-GAAP Financial Measures" and "Reconciliation of Net Loss to Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders" sections in this press release for a discussion and reconciliation of net loss attributable to common stockholders to non-GAAP financial measures, including Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share.

Balance Sheet As of June 30, 2026, the Company had $127.0 million in cash, cash equivalents and restricted cash and $38.1 million of debt outstanding at a fixed interest rate of 4.9%. The Company’s outstanding debt is asset-specific, secured debt, and the maturity date is in 2038. Investor Conference Call and Webcast The Company will host a conference call to present its second quarter 2026 results on Thursday, August 6, 2026, at 8:30 AM ET. A live audio webcast of the conference call will be available in listen-only mode through the “Investors” section of the Company’s website at www.seaportentertainment.com. Participants are encouraged to log in ten minutes prior to the scheduled start time to register. A replay of the audio webcast will be available on the Company’s website shortly after the conclusion of the call and until August 20, 2026. To dial into the live Telephone Conference Call: Domestic: 1-877-407-3982 International: 1-201-493-6780 Conference Call Playback: Domestic: 1-844-512-2921 International: 1-412-317-6671 Passcode: 13761098 About Seaport Entertainment Group Seaport Entertainment Group (NYSE: SEG) is a premier entertainment and hospitality company that owns, operates, and develops a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality. For more information, please visit www.seaportentertainment.com. Safe Harbor and Forward-Looking Statements This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to macroeconomic conditions; risks related to the impact of tariffs and global trade disruptions on the Company and its tenants, including impacts on inflation, interest rates, supply chains and consumer sentiment and spending; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the availability of debt and equity capital; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties and operations in New York City and the Las Vegas area; social, political and economic instability, unrest and other circumstances beyond the Company’s control which could adversely affect the Company’s business operations; adverse changes in laws or regulations governing the Company’s operation, changes in the interpretation thereof, or newly enacted laws or regulations could require changes to the Company’s business practices, adversely impact the Company’s revenues and/or impose additional costs on the Company; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; losses that are not insured or that exceed the applicable insurance limits; risks related to the disruption or failure of information technology networks and related systems – both the Company’s and those operated and managed by third parties; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property and inability to successfully attract desirable strategic partners, including joint venture partners; risks related to the concentration of ownership of the Company’s common stock by Pershing Square; risks related to the Company’s separation from, and relationship with, Howard Hughes Holdings Inc. (“Howard Hughes”); and the other factors detailed in the Company’s filings with the SEC. Forward-looking statements speak only as of the date of this press release. The Company is under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share, each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they provide a meaningful supplement to the Company’s operating performance and period-over-period changes without regard to certain potential distortions or certain non-cash items. Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders and Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements. Accordingly, they should not be considered alternatives to net loss as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. To derive Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders, GAAP net loss attributable to common stockholders is adjusted to exclude depreciation and amortization, as well as gains and losses from the sale of assets, gains or losses on extinguishment of debt, and provisions for impairment, and these adjustments include the pro rata share of such adjustments of unconsolidated subsidiaries. Additionally, adjustments are made for non-cash revenues and expenses such as straight-line rental revenue and expenses, amortization of above- and below-market lease related intangibles, and non-cash compensation; other non-recurring items such as termination fees, leadership transition costs, corporate restructuring costs, and legal settlements; and certain capitalized items such as capitalized interest. Please see the reconciliation table provided in this press release for a reconciliation of Non-GAAP Adjusted Net Income (Loss) Attributable to

Common Stockholders and Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders Per Share to the most directly comparable GAAP measure of net loss. Availability of Information on SEG’s Website and Social Media Channels Investors and others should note that SEG routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the SEG Investor Relations website. The Company uses these channels as well as social media channels (e.g., LinkedIn www.linkedin.com/company/new-york-seaportentertainment) as a means of disclosing information about the Company's business to our customers, employees, investors, and the public. While not all of the information that the Company posts to the SEG Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in SEG to review the information that it shares through its website and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts" in the "Resources" section of the SEG Investor Relations website at https://ir.seaportentertainment.com/resources/email-alerts. The contents of these websites are not incorporated by reference into this press release or any report or document SEG files with the SEC, and any references to the websites are intended to be inactive textual references only. Contacts: Investor Relations: Seaport Entertainment Group Inc. T: (212) 732-8257 ir@seaportentertainment.com Media Relations: media@seaportentertainment.com

Seaport Entertainment Group Inc. Consolidated Balance Sheets (in thousands, except par value amounts) (Unaudited) June 30, 2026 December 31, 2025 ASSETS Buildings and equipment $ 531,207 $ 537,243 Less: accumulated depreciation (224,106) (225,662) Land 9,497 9,497 Net investment in real estate 316,598 321,078 Assets held for sale — 137,441 Investments in unconsolidated ventures 17,367 16,676 Cash and cash equivalents 117,795 77,808 Restricted cash 9,179 9,586 Accounts receivable, net 8,580 7,149 Deferred expenses, net 10,329 3,539 Operating lease right-of-use assets, net 44,250 45,102 Other assets, net 19,201 31,743 Total assets $ 543,299 $ 650,122 LIABILITIES Mortgages payable, net $ 37,339 $ 38,348 Mortgages payable related to assets held for sale — 61,300 Operating lease obligations 56,722 56,527 Accounts payable and other liabilities 35,413 27,540 Total liabilities 129,474 183,715 EQUITY Preferred stock, $0.01 par value, 20,000 shares authorized, none issued or outstanding — — Common stock, $0.01 par value, 480,000 shares authorized, 12,805 issued and outstanding as of June 30, 2026, and 12,777 issued and outstanding issued or outstanding as of December 31, 2025 128 128 Additional paid in capital 626,760 624,781 Accumulated deficit (222,963) (168,402) Total stockholders' equity 403,925 456,507 Noncontrolling interest in subsidiary 9,900 9,900 Total equity 413,825 466,407 Total liabilities and equity $ 543,299 $ 650,122

Seaport Entertainment Group Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,	
	2026	**2025**	**2026**	**2025**
REVENUES				
Hospitality revenue	$ 7,020	$ 15,177	$ 12,128	$ 22,912
Entertainment revenue	19,639	19,908	24,137	24,117
Rental revenue	7,053	4,232	9,835	8,021
Other revenue	578	484	927	820
Total revenues	**34,290**	**39,801**	**47,027**	**55,870**
EXPENSES				
Hospitality costs	6,874	17,845	17,101	33,587
Entertainment costs	16,056	15,281	23,344	22,358
Operating costs	6,900	7,684	13,884	15,763
General and administrative	6,639	8,291	14,695	18,073
Depreciation and amortization	6,818	6,581	26,931	14,672
Total expenses	**43,287**	**55,682**	**95,955**	**104,453**
OTHER				
Loss on assets held for sale	(1,434)	—	(1,434)	—
Provision for impairment	—	—	(339)	—
Other income (loss), net	(672)	(126)	(2,921)	(126)
Total other	(2,106)	(126)	(4,694)	(126)
Operating loss	**(11,103)**	**(16,007)**	**(53,622)**	**(48,709)**
Interest income	689	801	419	1,795
Equity in earnings (losses) from unconsolidated ventures	306	782	(658)	952
Loss before income taxes	**(10,108)**	**(14,424)**	**(53,861)**	**(45,962)**
Income tax expense (benefit)	—	—	—	—
Net loss	**(10,108)**	**(14,424)**	**(53,861)**	**(45,962)**
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(700)	(700)
Net loss attributable to common stockholders	**$ (10,458)**	**$ (14,774)**	**$ (54,561)**	**$ (46,662)**
Total weighted average shares				
Basic	12,802	12,695	12,792	12,695
Diluted	12,802	12,695	12,792	12,695
Net loss per share attributable to common stockholders				
Basic	$ (0.82)	$ (1.16)	$ (4.27)	$ (3.68)
Diluted	$ (0.82)	$ (1.16)	$ (4.27)	$ (3.68)

Seaport Entertainment Group Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted Net Income (Loss) Attributable to Common Stockholders

(in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,	
	2026	2025	2026	2025
Net loss	$ (10,108)	$ (14,424)	$ (53,861)	$ (45,962)
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(700)	(700)
Net loss attributable to common stockholders	(10,458)	(14,774)	(54,561)	(46,662)
Adjustments:				
Depreciation and amortization	7,171	7,603	27,617	15,701
Provision for impairment	—	—	339	—
Lease termination fee income[1]	(2,090)	(190)	(2,660)	(190)
Non-cash compensation	1,537	1,738	2,628	3,775
Leadership transition costs	1,195	—	1,195	—
Straight line rent, net	831	(230)	2,081	425
Capitalized interest	—	(1,688)	—	(3,348)
Restructuring costs	313	—	3,710	—
Loss on assets held for sale	1,434	—	1,434	—
Other (income) loss	387	126	657	126
Non-GAAP adjusted net income (loss) attributable to common stockholders	**320**	**(7,415)**	**(17,560)**	**(30,173)**
Total weighted average shares				
Basic	12,802	12,695	12,792	12,695
Diluted	12,802	12,695	12,792	12,695
Non-GAAP adjusted net income (loss) attributable to common stockholders per share				
Basic	$ 0.02	$ (0.58)	$ (1.37)	$ (2.38)
Diluted	$ 0.02	$ (0.58)	$ (1.37)	$ (2.38)

1. As previously disclosed, during the quarter ended June 30, 2025, Nike exercised an early termination right related to its office space at Pier 17. Under the terms of the early termination right within the lease, the Company received one-half of the contractual termination payment during the quarter ended June 30, 2025, with the remaining balance originally due at the end of the revised lease term in February 2027. On April 28, 2026, the Company and Nike entered into a lease termination agreement accelerating the end of the lease term to April 30, 2026. In connection with that lease termination agreement, Nike paid the Company (i) the remaining balance of the contractual termination payment (the "Termination Payment Balance"), and (ii) a separately negotiated payment of $1.7 million representing a discounted amount of rent that Nike otherwise would have owed through February 2027 (the "Discounted Rent Payment"). Lease termination fee income for the three and six months ended June 30, 2026 includes the Termination Payment Balance but does not include the Discounted Rent Payment.

Common stock outstanding 12,805 Period ending common stock price $26.60 Common equity market capitalization $340,613 Series A Preferred Equity outstanding 10 Per share liquidation preference of Series A Preferred Equity $1,000.00 Liquidation preference of Series A Preferred Equity outstanding $10,000 Total debt outstanding $38,054 Total capitalization $388,667 Cash, restricted cash, and cash equivalents $126,974 Total enterprise value $261,693 CAPITALIZATION 11 Notes: As of June 30, 2026. $ and shares outstanding in thousands, except per share data.

DEBT SUMMARY 12 DEBT OUTSTANDING FACE VALUE MATURITY DATE INTEREST RATE TYPE Las Vegas Ballpark loan $38,054 December 2038 4.9% Fixed FIXED RATE DEBT FACE VALUE Fixed rate debt $38,054 LEVERAGE METRICS Face value of debt outstanding $38,054 Cash, restricted cash, and cash equivalents (126,974) Net debt ($88,920) Total capitalization $388,667 Cash, restricted cash, and cash equivalents to total capitalization 32.7% Notes: As of June 30, 2026. $ in thousands.

CAPITAL INVESTMENTS 13 INVESTMENT IN PREVIOUSLY OCCUPIED SPACE Q1 2026 Q2 2026 Q3 2026 Q4 2026 2026 Capital expenditures $11 $15 $26 Tenant improvement allowance − − − Leasing commissions − 323 323 Total $11 $338 $349 INVESTMENT IN INHERITED VACANCY Q1 2026 Q2 2026 Q3 2026 Q4 2026 2026 Capital expenditures $5,358 $7,106 $12,464 Tenant improvement allowance − − − Leasing commissions − 503 503 Total $5,358 $7,609 $12,967 OTHER CAPITAL INVESTMENTS Q1 2026 Q2 2026 Q3 2026 Q4 2026 2026 Property improvement/repositioning costs $138 $6,596 $6,734 Development project costs − − − Maintenance capital investments 592 1,078 1,670 Total $730 $7,674 $8,404 TOTAL CAPITAL INVESTMENTS Q1 2026 Q2 2026 Q3 2026 Q4 2026 2026 Capital expenditures $6,099 $14,795 $20,894 Tenant improvement allowance − − − Leasing commissions − 826 826 Total $6,099 $15,621 $21,720 Note: $ in thousands. Any differences a result of rounding.

PORTFOLIO SUMMARY

		USE TYPE	RENTABLE SQUARE FEET/ UNITS/ CAPACITY/OWNERSHIP INTEREST
THE SEAPORT NYC THE ROOFTOP AT PIER 17 85 SOUTH STREET	SEAPORT NEIGHBORHOOD[1]	Mixed-Use	454,000 Rentable Square Feet[2]
		Music Venue	3,500-Person Capacity Concert Venue
		Multifamily	21 Multifamily Units
	LAS VEGAS BALLPARK	Baseball Stadium	10,000-Person Capacity Stadium
	LAS VEGAS AVIATORS	Triple-A MiLB Team	100% Ownership
JEAN-GEORGES	JEAN-GEORGES RESTAURANTS	Restaurant Group	25% Ownership
	LAWN CLUB	Hospitality/Entertainment Venue	50% Ownership
	FASHION SHOW MALL AIR RIGHTS	Development Rights	Ownership Interest in and to 80%

Note: As of June 30, 2026.

[1] Seaport Neighborhood includes the following buildings: Pier 17, Fulton Market Building, Schermerhorn Row, One Seaport Plaza, Museum Block, Translux, 117 Beekman, John Street Service Building, 85 South Street, and the Tin Building.

[2] Rentable square feet is calculated using the REBNY standard of measurement and subject to change based on revised use of the usable space.

SEAPORT ENTERTAINMENT GROUP
14

SEAPORT NYC DETAIL

ASSET	NOTABLE TENANTS/CONCEPTS	USE TYPE	RENTABLE SQUARE FEET[1]	REMAINING VACANCY	IN-PLACE OCCUPANCY	LEASED/PROGRAMMED OCCUPANCY
One Seaport Plaza	Vacant	Retail	24,460	24,460	– %	– %
Schermerhorn Row	McNally Jackson, Fulton Stall Market, HIIT the Deck Boxing, Cork, Funny Face Bakery, The Canvas, Mure + Grand	Retail	28,727	10,190	65%	65%
Translux	Public Service Concept (Future Opening)	Retail	9,784	–	– %	100%
Museum Block	Willett's NYC (Future Opening), Sadie's, Public Service Concept (Future Opening)	Mixed-Use	23,397	4,921	31%	79%
Fulton Market Building	Lawn Club, The Cinemas[2], Alexander Wang	Mixed-Use	115,029	–	100%	100%
John Street Service Building	Cool Sips	Retail	225	–	100%	100%
117 Beekman	Bakery/Patisserie (Future Opening)	Retail	3,699	–	– %	100%
Total Cobblestones & Other			205,321	39,571	69%	81%
Pier 17[3]	The Rooftop at Pier 17, GITANO NYC, The Fulton, Carne Mare, Riverdeck Bar, Balloon Museum (Future Opening), Meow Wolf (Future Opening), Event Space (Future Opening), Flanker Kitchen + Sports Bar & Hidden Boot Saloon (Future Opening)	Mixed-Use	242,913	5,722	18%	98%
85 South Street	N/A	Multifamily	5,522 + 21 units	5,522	– %	– %
Total Seaport Neighborhood			**453,756 + 21 units**	**50,815**	**41%**	**89%**

Note: For the quarter ended June 30, 2026. Any differences a result of rounding.

[1] Rentable square feet is calculated using the REBNY standard of measurement and subject to change based on revised use of the usable space.

[2] Blue Fox Entertainment acquired the iPic lease in Q2 2026, and is operating the venue as The Cinemas.

[3] Square footage for Pier 17 includes the revised square footage of the Tin Building and does not include square footage of The Rooftop at Pier 17 concert venue.

SEAPORT ENTERTAINMENT GROUP

15

SEAPORT NYC LEASING OR PROGRAMMING ACTIVITY

TENANT/CONCEPT	PROPERTY	TENANT TYPE	STRUCTURE	OPENING OR EXPECTED OPENING	SQUARE FEET
GITANO NYC	Pier 17	Food & Beverage	License to Lease	Q2 2025	14,612
Sadie's and Sadie's Garden Bar	Museum Block	Food & Beverage	Operating	Q2 2026	7,041
Cork	Schermerhorn Row	Food & Beverage	Lease	Q2 2026	1,442
Balloon Museum	Tin Building	Entertainment	Lease	Q3 2026	40,436
Willett's NYC	Museum Block	Food & Beverage	Lease	Q4 2026	4,478
Flanker Kitchen + Sports Bar & Hidden Boot Saloon	Pier 17	Food & Beverage	License	Q4 2026	14,191
Public Service Concept	Museum Block / Translux	Cultural/Food & Beverage	License	Q2 2027	12,514
Event Space	Pier 17	Rental/Food & Beverage	Operating	Q2 2027	40,490
Meow Wolf	Pier 17	Entertainment	Lease	Q4 2027	82,279
Total Leased or Programmed[1] Additions					**217,483**

Total incremental Annualized Pro Forma EBITDA[2] is approximately $26.4 million

Note: Any differences a result of rounding.

[1] Leased or programmed spaces include: spaces occupied under a lease agreement with a third-party lessee; spaces where the Company operates a venue under a wholly owned concept or brand, or via a licensed concept, brand, and/or certain other contractual services where the Company is the lessor of the space, and spaces where the Company engages a third party to operate a venue under a wholly owned concept or brand, or via a licensed concept, brand, and/or certain other contractual services where the Company is the lessor of the space.

[2] Annualized Pro Forma EBITDA is estimated to include the Year 1 rent, Year 1 additional rent for reimbursement of common area operating expenses, certain projected Year 1 percentage rent, and/or Year 1 projected operating EBITDA for the leases or operating businesses listed in the Leasing or Programming Activity table above, in addition to the projected TTM Operating EBITDA impact from the closure of the Tin Building, Malibu Farm, and transition of GITANO NYC from a license agreement to lease. Operating EBITDA is net of inter-segment transactions. Annualized Pro Forma EBITDA further removes the TTM Operating EBITDA effect of rental revenue related to the Nike and ESPN leases in Pier 17, due to Nike entering into a termination agreement in Q2 2026 and ESPN entering into a termination agreement in Q3 2025.

SEAPORT ENTERTAINMENT GROUP

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2026 STATEMENT OF OPERATIONS Note: $ in thousands. Any differences a result of rounding. 17 Q1 2026 Q2 2026 Q3 2026 Q4 2026 2026 Hospitality revenue $5,108 $7,020 $12,128 Entertainment revenue 4,498 19,639 24,137 Rental revenue 2,782 7,053 9,835 Other revenue 349 578 927 Total revenues $12,737 $34,290 $47,027 Hospitality costs 10,227 6,874 17,101 Entertainment costs 7,288 16,056 23,344 Operating costs 6,984 6,900 13,884 General & administrative expense 8,056 6,639 14,695 Depreciation and amortization 20,113 6,818 26,931 Total expenses 52,668 43,287 95,955 Loss on assets held for sale − (1,434) (1,434) Provision for impairment (339) − (339) Other income (loss), net (2,249) (672) (2,921) Total other (2,588) (2,106) (4,694) Operating loss (42,519) (11,103) (53,622) Interest income (expense) (270) 689 419 Equity in earnings (losses) from unconsolidated ventures (964) 306 (658) Net loss (43,753) (10,108) (53,861) Preferred distributions to noncontrolling interest in subsidiary (350) (350) (700) Net loss attributable to common stockholders ($44,103) ($10,458) ($54,561)

2025 STATEMENT OF OPERATIONS Note: $ in thousands. Any differences a result of rounding. 18 Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Hospitality revenue $7,735 $15,177 $22,912 Entertainment revenue 4,209 19,908 24,117 Rental revenue 3,789 4,232 8,021 Other revenue 336 484 820 Total revenues $16,069 $39,801 $55,870 Hospitality costs 15,742 17,845 33,587 Entertainment costs 7,077 15,281 22,358 Operating costs 8,079 7,684 15,763 General & administrative expense 9,782 8,291 18,073 Depreciation and amortization 8,091 6,581 14,672 Total expenses 48,771 55,682 104,453 Loss on assets held for sale − − − Provision for impairment − − − Other income (loss), net − (126) (126) Total other − (126) (126) Operating loss (32,702) (16,007) (48,709) Interest income (expense) 994 801 1,795 Equity in earnings (losses) from unconsolidated ventures 170 782 952 Net loss (31,538) (14,424) (45,962) Preferred distributions to noncontrolling interest in subsidiary (350) (350) (700) Net loss attributable to common stockholders ($31,888) ($14,774) ($46,662)

STATEMENT OF OPERATIONS YOY CHANGE 19 Q1 ’26 −’25 Q2 ’26 −’25 Q3 ’26 −’25 Q4 ’26−’25 2026 VS. 2025 Hospitality revenue ($2,627) ($8,157) ($10,784) Entertainment revenue 289 (269) 20 Rental revenue (1,007) 2,821 1,814 Other revenue 13 94 107 Total revenues ($3,332) ($5,511) ($8,843) Hospitality costs (5,515) (10,971) (16,486) Entertainment costs 211 775 986 Operating costs (1,095) (784) (1,879) General & administrative expense (1,726) (1,652) (3,378) Depreciation and amortization 12,022 237 12,259 Total expenses 3,897 (12,395) (8,498) Loss on assets held for sale − (1,434) (1,434) Provision for impairment (339) − (339) Other income (loss), net (2,249) (546) (2,795) Total other (2,588) (1,980) (4,568) Operating loss (9,817) 4,904 (4,913) Interest income (expense) (1,264) (112) (1,376) Equity in earnings (losses) from unconsolidated ventures (1,134) (476) (1,610) Net loss (12,215) 4,316 (7,899) Preferred distributions to noncontrolling interest in subsidiary − − − Net loss attributable to common stockholders ($12,215) $4,316 ($7,899) Note: $ in thousands. Any differences a result of rounding.

Q2 2026 SEGMENT OPERATING EBITDA 20 Q2 2026 LANDLORD HOSPITALITY ENTERTAINMENT OPERATIONS Total revenues $7,184 $19,823 $8,902 Hospitality costs (8,333) − − Entertainment costs − (16,169) − Operating costs − − (6,947) Total operating expenses (8,333) (16,169) (6,947) Operating EBITDA ($1,149) $3,654 $1,955 $4,460 Inter-segment rent and recoveries 1,404 − (1,404) Inter-segment other 23 (71) 48 Operating EBITDA, net of inter-segment transactions $278 $3,583 $599 $4,460 Other corporate revenues, net − General and administrative expense (6,639) Depreciation and amortization (6,818) Loss on assets held for sale (1,434) Provision for impairment − Other income (loss), net (672) Interest income (expense) 689 Equity in earnings (losses) from unconsolidated ventures 306 Net loss (10,108) Preferred distributions to noncontrolling interest in subsidiary (350) Net loss attributable to common stockholders ($10,458) Note: $ in thousands. Any differences a result of rounding.

Q2 2025 SEGMENT OPERATING EBITDA 21 Q2 2025 LANDLORD HOSPITALITY ENTERTAINMENT OPERATIONS Total revenues $15,197 $20,118 $9,771 Hospitality costs (23,079) − − Entertainment costs − (15,411) − Operating costs − − (7,739) Total operating expenses (23,079) (15,411) (7,739) Operating EBITDA ($7,882) $4,707 $2,032 ($1,143) Inter-segment rent and recoveries 5,055 − (5,055) Inter-segment other 25 (80) 55 Operating EBITDA, net of inter-segment transactions ($2,802) $4,627 ($2,968) ($1,143) Other corporate revenues, net 134 1 General and administrative expense (8,291) Depreciation and amortization (6,581) Loss on assets held for sale − Provision for impairment − Other income (loss), net (126) Interest income (expense) 801 Equity in earnings (losses) from unconsolidated ventures 782 Net loss (14,424) Preferred distributions to noncontrolling interest in subsidiary (350) Net loss attributable to common stockholders ($14,774) Note: $ in thousands. Any differences a result of rounding. 1 Represents intercompany management fees.

Q2 SEGMENT OPERATING EBITDA YOY CHANGE 22 Q2 2026 VS. Q2 2025 LANDLORD HOSPITALITY ENTERTAINMENT OPERATIONS Total revenues ($8,013) ($295) ($869) Hospitality costs 14,746 − − Entertainment costs − (758) − Operating costs − − 792 Total operating expenses 14,746 (758) 792 Operating EBITDA $6,733 ($1,053) ($77) $5,603 Inter-segment rent and recoveries (3,651) − 3,651 Inter-segment other (2) 9 (7) Operating EBITDA, net of inter-segment transactions $3,080 ($1,044) $3,567 $5,603 Other corporate revenues, net (134) General and administrative expense 1,652 Depreciation and amortization (237) Loss on assets held for sale (1,434) Provision for impairment − Other income (loss), net (546) Interest income (expense) (112) Equity in earnings (losses) from unconsolidated ventures (476) Net loss 4,316 Preferred distributions to noncontrolling interest in subsidiary − Net loss attributable to common stockholders $4,316 Note: $ in thousands. Any differences a result of rounding.

ASSET-BASED VALUE COMPONENTS 23 + Cash, Restricted Cash, & Cash Equivalents $127.0 $127.0 $127.0 $127.0 $127.0 Seaport Neighborhood Square Feet 514 514 514 514 514 1,2 Hypothetical Per Square Foot Valuations $350.00 $500.00 $650.00 $800.00 $950.00 + Total Seaport Neighborhood $179.9 $257.0 $334.1 $411.2 $488.3 Las Vegas Aviators and Ballpark TTM Revenue $37.9 $37.9 $37.9 $37.9 $37.9 Hypothetical Revenue Multiple 2.0x 2.5x 3.0x 3.5x 4.0x + Las Vegas Aviators and Ballpark $75.8 $94.8 $113.7 $132.7 $151.6 Lawn Club Venture TTM Operating EBITDA $3.6 $3.6 $3.6 $3.6 $3.6 Hypothetical EBITDA Multiple 1.0x 1.5x 2.0x 2.5x 3.0x SEG Ownership (50%) 50% 50% 50% 50% 50% + Lawn Club Venture $1.8 $2.7 $3.6 $4.5 $5.4 85 South Street $8.0 $9.5 $11.0 $12.5 $14.0 3 + + Jean-Georges Restaurants at Book Value $13.5 $13.5 $13.5 $13.5 $13.5 + Las Vegas Fashion Show Mall Air Rights N/A N/A N/A N/A N/A Total Implied Asset Value Range $406.0 $504.5 $602.9 $701.4 $799.8 - Total Debt Outstanding $38.1 $38.1 $38.1 $38.1 $38.1 - Series A Preferred Equity Outstanding $10.0 $10.0 $10.0 $10.0 $10.0 Notes: $ in millions, except hypothetical per-square foot valuations. Square feet in thousands. Any differences a result of rounding. Asset-based value components reflect hypothetical asset valuations and should not be construed as management’s opinion regarding the value of any of the Company’s assets. 1 Seaport Neighborhood includes the following buildings: Pier 17, Fulton Market Building, Schermerhorn Row, One Seaport Plaza, Museum Block, Translux, 117 Beekman, John Street Service Building, the Tin Building, as well as 60,000 square feet for The Rooftop at Pier 17. 2 Rentable square feet is calculated using the REBNY standard of measurement and subject to change based on revised use of the usable space. 3 Based on a general range of values determined, in part, by multiple broker opinion of values.

CONTACT INFORMATION 24 CORPORATE OFFICE 199 Water Street New York, NY 10038 INVESTOR RELATIONS (212) 732-8257 ir@seaportentertainment.com TRANSFER AGENT Fidelity Stock TransferSM (FST) (833) 500-1036 nb.fidelity.com NYSE Ticker Symbol: SEG www.seaportentertainment.com

This presentation and accompanying statements contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical facts or relating to present facts or current conditions included in this presentation are forward-looking statements. Forward-looking statements give Seaport Entertainment Group Inc.’s (“Seaport Entertainment,” the “Company,” “we,” “us,” “our” and “SEG”) current expectations relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “seek,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “hypothetical,” “forecast,” “aim,” “objectives,” “target,” “transform,” “project,” “realize” or variations of these terms and similar expressions, or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to macroeconomic conditions; risks related to the impact of tariffs and global trade disruptions on the Company and its tenants, including impacts on inflation, interest rates, supply chains and consumer sentiment and spending; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the availability of debt and equity capital; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties and operations in New York City and the Las Vegas area; social, political and economic instability, unrest and other circumstances beyond the Company’s control which could adversely affect the Company’s business operations; adverse changes in laws or regulations governing the Company’s operation, changes in the interpretation thereof, or newly enacted laws or regulations could require changes to the Company’s business practices, adversely impact the Company’s revenues and/or impose additional costs on the Company ; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; losses that are not insured or that exceed the applicable insurance limits; risks related to the disruption or failure of information technology networks and related systems – both the Company’s and those operated and managed by third parties; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property and inability to successfully attract desirable strategic partners, including joint venture partners; risks related to the concentration of ownership of the Company’s common stock by Pershing Square; risks related to the Company’s separation from, and relationship with, Howard Hughes Holdings Inc.; and the other factors detailed in the Company’s filings with the SEC. Forward-looking statements speak only as of the date of this presentation. The Company is under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements in this presentation are made as of (i) the date hereof, in the case of information about the Company, and (ii) the date of such information, in the case of information from persons other than the Company. While management believes the information underlying any estimates and projections forms a reasonable basis for the statements in this presentation, such information may be limited or incomplete and should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. All trademarks and logos depicted in this presentation are the property of their respective owners and are displayed solely for purposes of illustration. Such use should not be construed as an endorsement of the products or services of the Company. 25 SAFE HARBOR

KEY TERMS AND REFERENCES References and terms used in this presentation that are in addition to the terms defined in the Safe Harbor section of this presentation, or not already defined in other areas of this presentation, include: This presentation was published on August 5, 2026. All information is as of, or for the quarter-ending June 30, 2026, unless otherwise noted. Any calculation differences are assumed to be a result of rounding. “Aviators” refers to the Las Vegas Aviators Triple-A baseball team. “Inherited Vacancy” refers to rentable spaces of which the majority of the associated space was vacant or on a short-term agreement at the time of the Company’s Spin-Off. “Jean-Georges,” “JGM,” or “JG” refers to Jean-Georges Restaurants. “Net Debt” is calculated as the outstanding principal balance of our total long-term borrowings, less cash, restricted cash and cash equivalents. “NYSE” refers to the New York Stock Exchange. “Pershing Square” refers to Pershing Square Capital Management, L.P. “Seaport,” “Seaport NYC,” or “Seaport Neighborhood” refers to the approximately 454,000 square feet of restaurant, retail, office and entertainment properties and 21 residential units that makeup the Seaport in Lower Manhattan. “Operating EBITDA” refers to the Segment Operating Results disclosed within our Form 10-Q filed August 5, 2026. “Previously Occupied Space” refers to rentable spaces of which the majority of the associated space was occupied at the time of the Company’s Spin-Off. “Series A Preferred Equity” refers to 14.000% Series A preferred stock of Seaport District NYC, Inc. On July 31, 2024, in connection with certain restructuring transactions to effectuate the Spin-Off, where Seaport District NYC, Inc., at such time an indirect subsidiary of HHH, issued 10,000 shares of its 14.000% Series A preferred stock with an aggregate liquidation preference of $10.0 million to its then-direct parent in exchange for the contribution by its parent of certain assets. In connection with the Separation, Seaport District NYC, Inc. became a subsidiary of Seaport Entertainment. “Spin-Off” or “Separation” refers to the pro rata distribution of the shares of Seaport Entertainment Group Inc. to the Seaport Entertainment Group Inc. shareholders in a distribution that is intended to be tax-free to HHH stockholders for U.S. federal income tax purposes except for cash received in lieu of fractional shares. “TTM” or “Trailing Twelve Months” refers to the financial results for the twelve consecutive months ending on the date of the reported financial statements. “REBNY standard of measurement” refers to the Real Estate Board of New York’s recommended method for calculating rentable square footage. 26